UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2012

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 9, 2012, the Audit Committee of the Board of Directors of Endeavour International Corporation (the “Company”) approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved the dismissal of the Company’s prior independent registered public accounting firm, KPMG LLP (“KPMG”). The Company notified KPMG of its dismissal on April 9, 2012.

KPMG’s audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2011 and 2010, contained a separate paragraph stating that “As discussed in note 2 to the consolidated financial statements, effective December 31, 2009, the Company has changed its reserves estimates and related disclosures as a result of adopting the new oil and gas reserve estimation and disclosure requirements.”

KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company and KPMG have not, during the Company’s two most recent fiscal years or the subsequent period through April 9, 2012, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its reports on the Company’s financial statements. During this time, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the statements in this Current Report on Form 8-K. A copy of such letter dated April 13, 2012 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

In connection with the Company’s pending acquisition of certain oil and natural gas interests in the North Sea (the “Properties”) through a wholly-owned UK subsidiary, E&Y audited the statement of combined revenues and direct operating expenses (the “Statement”) of the Properties for the year ended December 31, 2010. In E&Y’s opinion, the Statement presented fairly, in all material respects, the combined revenues and direct operating expenses of the Properties. The Statement and related opinion were included as Exhibit 99.4 to the Company’s Current Report on 8-K filed on February 1, 2012. Additionally, in 2009 and 2010 E&Y performed statutory audits for an immaterial wholly-owned UK subsidiary of the Company.

Except for the transaction described in the preceding paragraph, during the Company’s two most recent fiscal years or the subsequent period through April 9, 2012, it has not consulted with E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to it by E&Y that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as the term is described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether or not E&Y agrees with the statements in this Current Report on Form 8-K. A copy of such letter dated April 13, 2012 is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from KPMG LLP dated April 13, 2012
16.2	Letter from Ernst & Young LLP dated April 13, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

April 13, 2012	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from KPMG LLP dated April 13, 2012
16.2	Letter from Ernst & Young LLP dated April 13, 2012